QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10-dd

THIRD AMENDMENT TO
PARTICIPATION AGREEMENT AND LEASE

        THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT AND LEASE, dated as of October 31, 2001 (this " Amendment "), amends (i) the Participation Agreement, dated as of October 22, 1999, by and among ADC Telecommunications, Inc., a Minnesota corporation (" ADC " or " Lessee "), as Lessee; Lease Plan North America, Inc., not in its individual capacity, except as expressly stated therein, but solely as Agent Lessor for the Participants (the " Agent Lessor "); the Persons named on Schedule I thereto, as Participants; and ABN AMRO Bank N.V., as Administrative Agent, as amended by (A) the First Amendment to Participation Agreement, dated as of January 29, 2001 (the " First Amendment ") and (B) the Second Amendment to Participation Agreement, dated as of August 24, 2001 (the " Second Amendment ") (as so amended by the First Amendment and the Second Amendment, the " Participation Agreement ") and (ii) the Lease, dated as of October 22, 1999 between ADC, as Lessee and Mortgagor, and the Agent Lessor, as Agent Lessor and Mortgagee (the " Lease "). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix 1 to the Participation Agreement.

        WHEREAS, the parties hereto have entered into the Participation Agreement, the Lease and the other Operative Documents to fund the Construction of the Financed Improvements on the Land; and

        WHEREAS, the parties hereto desire to amend the Participation Agreement and the Lease as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1. AMENDMENTS. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 , (a) the Participation Agreement shall be amended in accordance with Sections 1.1 through 1.22 and (b) the Lease shall be amended in accordance with Sections 1.23 through 1.25 .

        SECTION 1.1 Advance Dates . Section 3.1 of the Participation Agreement is hereby amended to add the following at the end of the initial sentence of the final paragraph thereof:

          "; provided, however , that there may be two Advance Dates during the month of October 2001."

        SECTION 1.2 Certificates . Section 3.7 of the Participation Agreement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing or anything else set forth in the Operative Documents regarding the Participants, the rights of the Tranche ADC Participant and ADC Certificate, and the duties and obligations of Agent Lessor and Administrative Agent with respect thereto, shall be limited to those rights of the Tranche ADC Participant and ADC Certificate and the duties and obligations of Agent Lessor and Administrative Agent as specifically set forth or referred to in Section 8.21 ."

        SECTION 1.3 Amounts Due Under Lease . Clause (iii) of Section 5.2 of the Participation Agreement is hereby amended by replacing the reference to "Construction Recourse" thereof with the reference to "Residual Guarantee".

        SECTION 1.4 Distribution . Clause (iii) of Section 5.3(b) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

          "(iii) the payment of the Lease Balance in accordance with Article XX of the Lease or the Base Term Commencement Date Rent Prepayment Amount pursuant to Section 8.21(a) hereof, or"

        SECTION 1.5 Distribution . Clause (iv) of Section 5.3(b) of the Participation Agreement and the paragraphs following such clause (iv) are hereby amended and restated in their entirety to read as follows:

          "(iv) Lessee failing to fulfill one or more of the conditions to the exercise of the Sale Option pursuant to Article XX of the Lease and the Administrative Agent's receipt of the Lease Balance from Lessee pursuant to Article XX of the Lease, shall be distributed by the Administrative Agent in the following amounts and order of priority:

           first , to the Tranche A Participants and Tranche B Participants for application to pay in full the Participant Balance (other than the 3.5(ii) portion) of each such Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche A Participants and Tranche B Participants without priority of one such Participant over the other in the proportion that each such Participant's Participant Balance bears to the sum of Tranche A Participant Balance and Tranche B Participant Balance;

           second , to the Tranche A Participants and Tranche B Participants for application to pay in full the 3.5(ii) portion of each such Participant's Participant Balance, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among such Participants without priority of one Participant over the other in the proportion that each Participant's Participant Balance bears to the aggregate sum of the Tranche A Participant Balance and the Tranche B Participant Balance;

           third , so long as an Insolvency Event has not occurred, to the Tranche ADC Participant for application to pay in full the Tranche ADC Participant Balance;

           fourth , to the Tranche C Equity Participants for application to pay in full the Tranche C Participant Balance (other than the 3.5(ii) portion) of each Tranche C Equity Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche C Equity Participants without priority of one Tranche C Equity Participant over the other in the proportion that each Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Equity Participant Balance;

           fifth , to the Tranche C Equity Participants to pay in full the 3.5(ii) portion of each such Tranche C Equity Participant's Participant Balance; and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche C Equity Participants without priority of one Tranche C Equity Participant over the other in the proportion that each such Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Participant Balance such Participant; and

           sixth , if an Insolvency Event has occurred, to the Tranche ADC Participant for application to pay in full the Tranche ADC Participant Balance."

        SECTION 1.6 Distribution . Section 5.3(c) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

          "(c) The payment by Lessee of the Residual Value Guarantee Amount to the Administrative Agent in accordance with Article XX of the Lease upon Lessee's exercise of the Sale Option shall be distributed by the Administrative Agent as promptly as possible (it being understood that any such payment received by the Administrative Agent on a timely basis in accordance with the provisions of the Lease shall be distributed on the date on which such funds are so received) in the following order of priority:

    first , to the Tranche A Participants for application to pay in full the Participant Balance of each Tranche A Participant;

             second , to the Tranche B Participants for application to pay in full the Participant Balance of each Tranche B Participant, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Participants without priority of one Tranche B Participant over the other in the proportion that each such Tranche B Participant's Participant Balance bears to the aggregate Tranche B Participant Balance;

             third , to the Tranche ADC Participant for application to pay in full the Tranche ADC Participant Balance; and

             fourth , to the Tranche C Equity Participants for application to pay in full the Participant Balance of each Tranche C Equity Participant, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche C Equity Participants without priority of one Tranche C Equity Participant over the other in the proportion that each such Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Equity Participant Balance."

        SECTION 1.7 Distribution . Section 5.3(d) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

          "(d) Any payments received by the Administrative Agent as net proceeds from the sale of the Premises following the occurrence of an Event of Default under Article XVI of the Lease, following the occurrence of a Construction Agency Event of Default or pursuant to Lessee's exercise of the Sale Option pursuant to Article XIX of the Lease, together with any payment made by Lessee as a result of an appraisal pursuant to Section 12.3 hereof, shall be distributed by the Administrative Agent as promptly as possible (it being understood that any such payment received by the Administrative Agent on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received) in the funds so received in the following order of priority:

    first , on a pro rata basis based on their respective shares of the sum of the Tranche A1 Participant Balance (other than the 3.5(ii) portion) and Tranche A2 Participant Balance (other than the 3.5(ii) portion), to the Tranche A1 Participants and Tranche A2 Participants for application to pay in full the sum of the Tranche A1 Participant Balance and Tranche A2 Participant Balance, and then on a pro rata basis based on their respective shares of the Tranche A3 Participant Balance (other than the 3.5(ii) portion), to the Tranche A3 Participants to pay in full the Tranche A3 Participant Balance;

             second , to the Tranche B Participants for application to pay in full the Participant Balance (other than the 3.5(ii) portion) of each Tranche B Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Participants without priority of one Tranche B Participant over the other in the proportion that each Tranche B Participant's Participant Balance bears to the aggregate Tranche B Participant Balance;

             third , so long as an Insolvency Event has not occurred, to the Tranche ADC Participant for application to pay in full the Tranche ADC Participant Balance;

             fourth , to the Tranche C Equity Participants for application to pay in full the Participant Balance (other than the 3.5(ii) portion) of each Tranche C Equity Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche C Equity Participants without priority of one Tranche C Equity Participant over the other in the proportion that each Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Equity Participant Balance;

             fifth , if an Insolvency Event has occurred, to the Tranche ADC Participant for application to pay in full the Tranche ADC Participant Balance;

             sixth , an amount up to, but not exceeding, the Residual Value Guarantee Amount, if any, paid by Lessee reduced by any amounts paid to the Tranche ADC Participant pursuant to clauses third or fifth above, shall be promptly distributed to, or as directed by, Lessee;

             seventh , on a pro rata basis based on their respective shares of the sum of the 3.5(ii) portion of the Tranche A1 Participant Balance and Tranche A2 Participant Balance, to the Tranche A1 Participants and Tranche A2 Participants for application to pay in full the sum of the 3.5(ii) portion of the Tranche A1 Participant Balance and Tranche A2 Participant Balance, and then on a pro rata basis based on their respective shares of the 3.5(ii) portion of the Tranche A3 Participant Balance to the Tranche A3 Participants to pay in full the 3.5(ii) portion of the Tranche A3 Participant Balance;

             eighth , to the Tranche B Participants to pay in full the 3.5(ii) portion of their Participant Balances until their Participant Balances have been paid in full; and in any case where the amount shall be insufficient to pay in full as aforesaid, then pro rata among such Participants without priority of one Tranche B Participant over the other in the proportion that each Tranche B Participant's Participant Balance bears to the aggregate Tranche B Participant Balance;

             ninth , to the Tranche C Equity Participants to pay in full the 3.5(ii) portion of their Participant Balances until their Participant Balances have been paid in full; and in any case where the amount shall be insufficient to pay in full as aforesaid, then pro rata among such Participants without priority of one Tranche C Equity Participant over the other in the proportion that each Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Equity Participant Balance; and

             tenth , the balance, if any, shall be promptly distributed to, or as directed by, Lessee."

        SECTION 1.8 Distribution . Subclause (ii) of clause third of Section 5.3(f) of the Participation Agreement is hereby amended by adding immediately after the reference to " Section 5.3(c) " therein the following: "(but excluding clause third from the application thereof)".

        SECTION 1.9 Distribution . Section 5.3 of the Participation Agreement is hereby amended by adding thereto immediately following clause (f) thereof the following new clause (g):

          "(g) If an Event of Default shall have occurred and be continuing, then any cash held by Agent Lessor and all cash proceeds received by Agent Lessor in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be distributed by Agent Lessor as promptly as possible in the following order of priority:

    first , to the payment of any reasonable costs or expenses related to the retaking, holding, preparing for sale and selling the Pledged Collateral and reasonable attorney's fees and legal expenses incurred by Agent Lessor in respect thereof payable to Agent Lessor pursuant to this Participation Agreement, the Lease and any other Operative Document;

             second , in an amount not to exceed the aggregate Maximum Amount, to the Tranche A1 Participants and Tranche A2 Participants, on a pro rata basis based on their respective shares of the aggregate amount of the Tranche A1 Obligations and Tranche A2 Obligations then outstanding, to pay in full the Tranche A1 Obligations and Tranche A2 Obligations then due and owing to the Tranche A1 Participants and Tranche A2 Participants, and then, on a pro rata basis based on their respective shares of the Tranche A3 Obligations, to the Tranche A3 Participants to pay in full the Tranche A3 Obligations then due and owing to the Tranche A3 Participants;

             third , in an amount which, together with all amounts paid under clause second does not exceed the Maximum Amount to the Tranche B Participants, on a pro rata basis based on their respective shares of the aggregate amount of the Tranche B Obligations then outstanding, to pay in full the Tranche B Obligations then due and owing to the Tranche B Participants;

             fourth , in an amount which, together with all amounts paid under clauses second and third , does not exceed the Maximum Amount, to the Tranche C Equity Participants on a pro rata basis based on their respective shares of the aggregate amount of the Tranche C Equity Obligations then outstanding, to pay in full the Tranche C Equity Obligations then due and owing to the Tranche C Equity Participants;

             fifth , to the payment of all other reasonable costs and expenses payable to Agent Lessor pursuant to this Participation Agreement, the Lease and any other Operative Document; and

             sixth , the balance, if any, shall be promptly distributed to, or as directed by, Lessee."

        SECTION 1.10 Distribution . Section 5.4 of the Participation Agreement is hereby amended by adding a new Section 5.4(c), which shall read as follows:

          "(c) Any payment of the Tranche ADC Purchase Price shall be distributed forthwith by the Administrative Agent to the Selling Tranche A Participants, it being understood that if the Selling Tranche A Participants are the Committed Tranche A Participants, then such amounts shall be distributed among the Selling Tranche A Participants on a pro rata basis based on their respective shares of the Tranche A2 Participant Balances and Tranche A3 Participant Balances."

        SECTION 1.11 Application of Amounts . The Participation Agreement is hereby amended by adding immediately after Section 5.4 thereof the following new Section 5.5:

          "SECTION 5.5 Application of Amounts . Notwithstanding the actual date that Administrative Agent receives any proceeds from the sale of any Collateral or Pledged Collateral or of the timing of any distributions by Administrative Agent following an Event of Default pursuant to Section 5.3 , the parties hereby agree and acknowledge that it is their intent that the proceeds realized from the sale, collection or realization of the Pledged Collateral shall be deemed applied in the reduction of the Lease Balance and the applicable Participant Balances as provided at Section 5.3(g) prior to the reduction of the Lease Balance or any Participant Balance as a result of the application of any payments or amounts realized by Administrative Agent of the type described in Section 5.3(d) or Section 5.3(f) ."

        SECTION 1.12 Representations of the Participants . Section 7.1(b) of the Participation Agreement is hereby amended by adding immediately after the reference to "Such Participant" therein the following: "(other than the Tranche ADC Participant)".

        SECTION 1.13 Covenants of the Lessee . The last sentence of Section 8.1(b) of the Participation Agreement is hereby amended by adding immediately after the reference to "fixtures or equipment" at the end of such sentence the following:

          ", other than the Furniture and Equipment as provided for in the Approved Construction Budget."

        SECTION 1.14 Enhancer Collateral . The Participation Agreement is hereby amended by adding immediately after Section 8.19 thereof the following new Section 8.20:

          "SECTION 8.20 Enhancer Collateral .

            (a)   Pledge of Enhancer Collateral . In order to secure the payment and performance of the Secured Amounts (pursuant to and in accordance with the terms and conditions of the Pledge Agreement and the Custody Agreement) Lessee shall, on or before the Third Amendment Effective Date, deliver Treasury Securities to the Custodian to be held by the Custodian in an account (the " Enhancer Collateral Account ") pursuant to the Custody Agreement, and which Treasury Securities shall have an aggregate Enhancer Collateral Value on the Third Amendment Effective Date (which Enhancer Collateral Value, except in the case of any cash, shall be determined on and as of the Third Amendment Effective Date in accordance with the proviso in the definition of "Market Value") equal to or greater than the Enhancer Collateral Requirement. Except as provided for in the last sentence of Section 8.21(a) , the Lessee agrees to maintain in the Enhancer Collateral Account with the Custodian during the Term, pursuant to the Custody Agreement and subject to the Pledge Agreement, Enhancer Collateral having an aggregate Enhancer Collateral Value at all times equal to or greater than the Enhancer Collateral Requirement. Without limiting the foregoing and subject to the terms and conditions of the Custody Agreement and the Pledge Agreement, so long as no Default or Event of Default has occurred and is continuing, (i) Lessee shall have the right from time to time at its sole expense to substitute for all or any of the Enhancer Collateral then subject to a security interest in favor of Agent Lessor pursuant to the Pledge Agreement and the Custody Agreement, different types of Enhancer Collateral or Enhancer Collateral of the same type which has different dates, maturities, amounts, interest rates or other characteristics; provided, however , all such substitute Enhancer Collateral shall be of the type described and otherwise comply with the requirements set forth in the definition of "Enhancer Collateral"; and provided, further , that the Agent Lessor shall maintain a first priority security interest in the substitute Enhancer Collateral as provided for below, and (ii) to the extent (and only to the extent) that the aggregate Enhancer Collateral Value of the Enhancer Collateral subject to the Pledge Agreement and the Custody Agreement at any time is in excess of the Enhancer Collateral Requirement, Lessee shall have the right at its sole expense to instruct the Custodian to deliver Enhancer Collateral having an aggregate Enhancer Collateral Value up to the amount of such excess to Lessee or its designee, whereupon the Enhancer Collateral so delivered to Lessee or such designee will no longer be subject to the Pledge Agreement and the Custody Agreement. Agent Lessor shall at all times have a first priority security interest in the Enhancer Collateral, including all such substituted Enhancer Collateral, for the benefit of the Secured Parties, free and clear of all other Liens. Neither of the Agents nor any Participant shall bear any liability for any losses on or in respect of any of the Enhancer Collateral, except as the result of acts of gross negligence or willful misconduct on the part of such party. All income from or in respect of the Enhancer Collateral shall be taxable to Lessee. Except as expressly provided herein, Lessee shall have no right to withdraw any of the Enhancer Collateral from the Enhancer Collateral Account. Lessee may not direct either Agent or any Participant to apply any of the Enhancer Collateral to any Obligation, including, without limitation, the obligation of Lessee to pay any amounts due under the Operative Documents.

            (b)   Enhancer Collateral Valuation . Lessee shall deliver to Administrative Agent (x) on the Third Amendment Effective Date and (y) thereafter, by no later than the twenty-first (21st) day of each calendar month (or if such twenty-first (21st) day is not a Business Day, then the Business Day immediately succeeding such twenty-first (21st day) (each such day, an " Enhancer Collateral Valuation Date ") an Enhancer Collateral Valuation Notice (a copy of which Enhancer Collateral Valuation Notice Agent Lessor shall promptly provide to each Tranche A3 Participant, Tranche A2 Participant and Tranche B Participant) setting forth the aggregate value, as of the first day of such month, of the Enhancer Collateral then subject to the Pledge Agreement and the Custody Agreement. If the Enhancer Collateral Value on any Enhancer Collateral Valuation Date is less than the Enhancer Collateral Requirement, Lessee shall, before the close of business on the last Business Day of the then current month, deliver to the Custodian for deposit in the Enhancer Collateral Account additional Enhancer Collateral having an aggregate Enhancer Collateral Value (which Enhancer Collateral Value, except in the case of any cash, shall be determined on and as of such last Business Day in accordance with the proviso in the definition of "Market Value") not less than the amount of such deficiency (which additional Enhancer Collateral shall be deemed to be part of the Enhancer Collateral) and deliver written notification (either by facsimile or hand delivery) of such delivery to Administrative Agent on such last Business Day.

        SECTION 1.15 The Participation Agreement is hereby amended by adding immediately after Section 8.20 thereof the following new Section 8.21:

        "SECTION 8.21 Rent Prepayment; ADC Certificate .

          (a)  Upon Substantial Completion, Lessee shall, on the Base Term Commencement Date, either (i) purchase from the Tranche A1 Participant or, if any amounts have been funded by the Committed Tranche A Participants, proportionately from the Committed Tranche A Participants (such Tranche A1 Participant or Committed Tranche A Participant, the " Selling Tranche A Participants ") Certificate Amounts equal to the Adjusted Additional Commitment Amount (the " Tranche ADC Purchase Price ") or (ii) pay to Lessor the Base Term Commencement Date Rent Prepayment Amount. The Tranche ADC Purchase Price or Base Term Commencement Date Rent Prepayment Amount, as applicable, shall be paid by Lessee to the Administrative Agent in immediately available funds on the Base Term Commencement Date. Any such payment shall be accompanied by a written notice from Lessee as to whether such payment constitutes the Tranche ADC Purchase Price or the Base Term Commencement Date Rent Prepayment Amount. If Lessee fails to give such notice with such payment, such payment shall be deemed a payment of the Base Term Commencement Date Rent Prepayment Amount. Any such payment shall be distributed pursuant to Section 5.3(b)(iii)  or Section 5.4(c) , as applicable. Upon receipt by Administrative Agent of the Tranche ADC Purchase Price or Base Term Commencement Date Rent Prepayment Amount, as applicable, provided no Event of Default then exists and after payment by Lessee of any costs or expenses then due and payable to any Person with respect to the Enhancer Collateral Account or the Pledged Collateral pursuant to the terms of the Pledge and Security Agreement, the Participants shall instruct the Administrative Agent to cause the release to Lessee of the Pledged Collateral then on deposit in the Enhancer Collateral Account.

          (b)  Should Lessee elect to purchase the Certificate Amounts set forth in Section 8.21(a)(i)  above, then upon the payment of the Tranche ADC Purchase Price, (i) the Certificate Amounts purchased by Lessee from the Selling Tranche A Participants pursuant to this Section 8.21(a) shall be converted, automatically and without further action, to the Tranche ADC Participant Balance, (ii) Agent Lessor and Lessee shall cause to be delivered to Lessee, in its capacity as the Tranche ADC Participant, the ADC Certificate substantially in the form of Exhibit N attached hereto in the face amount equal to the Tranche ADC Purchase Price, (iii) each Selling Tranche A Participant shall deliver its Certificate to Agent Lessor in exchange for a new Certificate of the same tranche and in the face amount equal to the face amount of the Certificate delivered by such Selling Tranche A Participant reduced by the portion of the Tranche ADC Purchase Price paid to such Selling Tranche A Participant, and (iv) Administrative Agent shall modify Schedule I to reflect such purchase by reducing the Commitment of each Tranche A Participant, Tranche B Participant and Tranche C Equity Participant by an amount equal to the product of the Maximum Amount and such Participant's Commitment Percentage as provided for in Schedule 1-B hereto. Neither the Tranche ADC Participant nor the ADC Certificate shall be entitled to any Basic Rent, all of which shall be paid to the other Participants in accordance with the Operative Documents, and all payments to be made with respect to the ADC Certificate shall be subject to the order of priority set forth in Section 5.3 .

          (c)  Except as expressly provided in Section 5.3 , all payments with respect to the ADC Certificate and the Tranche ADC Participant Balance (all such obligations, the " Tranche ADC Liabilities ") shall be postponed and subordinated to the payment in full of all Senior Liabilities, and no payments or other distributions whatsoever in respect of any Tranche ADC Liabilities shall be made, nor shall the Premises, the Collateral or any other property subject to the Operative Documents be applied to the purchase or other acquisition or retirement of any Tranche ADC Liabilities.

          (d)  In the event of any Insolvency Event relating to Lessee (including in its capacity as the Tranche ADC Participant) or any guarantor, or affecting its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Lessee (including in its capacity as Tranche ADC Participant) or any guarantor, or any sale of all or substantially all of the assets of Lessee or any guarantor, or otherwise, the Senior Liabilities, including all amounts accruing under the Operative Documents, whether for interest, fees and costs, or otherwise, on or after the occurrence of such event, and notwithstanding that, by operation of Sections 502(b) and 506 of the Bankruptcy Code or other law governing such proceeding, such amounts may not constitute enforceable claims against or be payable during or after such proceeding by the entity that is the subject of such proceeding, shall first be paid in full before the Tranche ADC Participant shall be entitled to receive and to retain any payment or distribution in respect of the Tranche ADC Liabilities and, in order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of the Tranche ADC Liabilities to which the Tranche ADC Participant would be entitled if the Tranche ADC Liabilities were not subordinated, or subordinated and pledged or assigned pursuant to this Participation Agreement, shall be made directly to the Administrative Agent; (ii) to the extent permitted by Applicable Laws, the Tranche ADC Participant shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Tranche ADC Liabilities, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent; and (iii) the Tranche ADC Participant hereby irrevocably agrees that the Administrative Agent may, at its sole discretion, in the name of the undersigned or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceedings with respect to any and all claims of the Tranche ADC Participant relating to the Tranche ADC Liabilities for the benefit of the Senior Liabilities.

          (e)  In the event that the Tranche ADC Participant receives any payment or other distribution of any kind or character from the Agent Lessor, Lessee or any guarantor, or from any other source whatsoever, in respect of any of the Tranche ADC Liabilities, other than as expressly permitted by the terms of Section 5.3 , such payment or other distribution shall be received in trust for the Administrative Agent and promptly turned over by the Tranche ADC Participant to the Administrative Agent for the benefit of the Senior Liabilities. The Tranche ADC Participant will mark its books and records so as clearly to indicate that the Tranche ADC Liabilities are subordinated in accordance with the terms of this Section 8.21 , and will cause to be clearly inserted in any certificate, promissory note or other instrument which at any time evidences any of the Tranche ADC Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Participation Agreement. The undersigned will execute such further documents or instruments and take such further action as the Administrative Agent may reasonably from time to time request to carry out the intent of this Section 8.21 .

          (f)    All payments and distributions received by the Administrative Agent in respect of the Tranche ADC Liabilities, to the extent received in or converted into cash, may be applied by the Administrative Agent first to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Administrative Agent in enforcing this Section 8.21 , or in endeavoring to collect or realize upon any of the Tranche ADC Liabilities or any security therefor, and any balance thereof shall, solely as between the Tranche ADC Participant and the Administrative Agent, be applied by the Administrative Agent in the order of application set forth in Section 5.3 , toward the payment of the Senior Liabilities remaining unpaid; and, notwithstanding any such payments or distributions received by the Administrative Agent in respect of the Tranche ADC Liabilities and so applied by the Administrative Agent toward the payment of the Senior Liabilities, the Tranche ADC Participant shall be subrogated to the then existing rights of the Administrative Agent, if any, in respect of the Senior Liabilities, only at such time as the Senior Liabilities shall have been paid in full.

          (g)  The Tranche ADC Participant hereby waives: (a) notice of acceptance by the Administrative Agent, any other Participant or any holder of a Certificate; (b) notice of the existence, or creation or nonpayment of all or any of the Senior Liabilities; and (c) all diligence in collection or protection of, or realization upon the Senior Liabilities, or any thereof, or any security therefor.

          (h)  Notwithstanding the provisions of Article XI, the Tranche ADC Participant may not assign or transfer (or sell any participating interests in) all or any part of its interest in, to or under this Participation Agreement, the other Operative Documents, the Tranche ADC Certificate Amounts or the ADC Certificate.

          (i)    Notwithstanding the provisions of Section 15.5 , the Tranche ADC Participant shall have no right to agree to or consent to any termination, amendment, supplement, waiver or modification of any Operative Document and, wherever in the Operative Documents the consent or approval of the Participants or the Required Participants is required, the Tranche ADC Participant shall have no right to so consent or approve."

        SECTION 1.16 Appointment; Powers .

          (a)  Clause (ii) of Section 16.1(a) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

            "(ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or Pledged Collateral or the title to any of the Collateral or Pledged Collateral (subject to Agent Lessor's obligations under Section 9.1 ) or of the Lease or any other document referred to or provided for therein or".

          (b)  The first sentence of Section 16.1(b) of the Participation Agreement is hereby amended by adding immediately after the reference to "Collateral" therein the following: ", Pledged Collateral".

        SECTION 1.17 Actions Upon Instruction .

          (a)  The sixth sentence of Section 16.3 of the Participation Agreement is hereby amended by adding immediately after the reference to "Default" at the end of such sentence the following:

      "; provided, further , Agent Lessor shall take action or refrain from taking action with respect to Section 11 of the Pledge Agreement as directed by the Required Secured Parties."

          (b)  Section 16.3 of the Participation Agreement is further amended by adding the following sentence at the end thereof:

            "Notwithstanding the foregoing, in exercising the remedies of the Participants and Agents hereunder and under the other Operative Documents upon an Event of Default, Agent Lessor shall proceed against the Pledged Collateral prior to or concurrently with remedies being exercised with respect to the other Collateral to the extent that Agent Lessor determines, based on advice of counsel, that such prior or concurrent action does not adversely affect the Participants' rights with respect to such other Collateral."

        SECTION 1.18 Separate Agent Lessor . Section 16.8 of the Participation Agreement is hereby amended by (a) adding to the first sentence thereof immediately after each of the three references to "Collateral" therein the phrase "or Pledged Collateral", (b) adding to the fourth sentence thereof immediately after the reference to "Collateral" therein the phrase "or Pledged Collateral", and (c) adding to the last sentence thereof immediately after the reference to "Collateral" therein the phrase "or Pledged Collateral".

        SECTION 1.19 Termination of Agency . Section 16.9 of the Participation Agreement is hereby amended by adding immediately after the reference to "Collateral" therein the phrase "and Pledged Collateral".

        SECTION 1.20 Limitations . Section 16.11 of the Participation Agreement is hereby amended by (a) adding immediately after the reference to "Collateral" in clause (b) thereof the phrase "and Pledged Collateral" and (b) adding immediately after the reference to "Collateral" in clause (e) thereof the phrase "and Pledged Collateral, as the case may be,".

        SECTION 1.21 Participants' Commitments; Address for Notices; Exhibit N .

          (a)  Schedule I to the Participation Agreement is hereby deleted and replaced with Schedules I-A and I-B attached hereto.

          (b)  Schedule II to the Participation Agreement is hereby amended by deleting the Mailing Address for Notices in respect of the Lessee and replacing the same with the following:

    "ADC Telecommunications, Inc.
    World Headquarters
    13625 Technology Drive
    Eden Prairie, Minnesota 55344
    Attention: General Counsel Direct
    Line: (952) 917-0800
    Fax No.: (952) 917-0638".

          (c)  The form of ADC Certificate shall be attached to the Participation Agreement as Exhibit N.

        SECTION 1.22 Definitions .

          (a)  The definition of "Aggregate Commitment Amount" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Aggregate Commitment Amount " means One Hundred Thirty-Seven Million Dollars ($137,000,000).

          (b)  The definition of "Certificate Amount" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Certificate Amount " means as of any date of determination, (i) with respect to any Participant, other than the Tranche ADC Participant, the aggregate amount of Fundings by such Participant on all Advance Dates pursuant to Section 3.1 of the Participation Agreement, plus (or, in the case of the Tranche A1

  Participant, minus) the aggregate of the Transfer Prices paid by such Participant under the Transfer Agreement, plus the aggregate amount funded by such Participant pursuant to Section 2.1 of the Transfer Agreement, minus the aggregate purchase price received by such Participant pursuant to Section 2.2 of the Transfer Agreement (or, in the case of the Tranche A1 Participant, plus the purchase price paid by the Tranche A1 Participant pursuant to Section 2.4 of the Transfer Agreement) or (ii) with respect to the Tranche ADC Participant, the Tranche ADC Purchase Price, and in the case of both items (i) and (ii) net of any distributions that constitute reductions to the face amount of such Participant's Certificate made to such Participant pursuant to Section 5.3 of the Participation Agreement with respect thereto.

          (c)  The definition of "Construction Costs" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Construction Costs " means the amounts (including Capitalized Interest and Capitalized Yield, Fees and insurance premiums during the Construction Period) required to acquire or construct the Financed Improvements (including Soft Costs) and to pay Transaction Expenses in accordance with the Approved Plans and Specifications and the Operative Documents.

          (d)  The definition of "Financed Improvements" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Financed Improvements " means all buildings, fixtures and equipment of every kind existing at any time and from time to time constructed pursuant to the Construction Agency Agreement or purchased with amounts advanced by the Participants pursuant to the Participation Agreement on or under the Land, together with any and all appurtenances to such buildings or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, including the Furniture and Equipment.

          (e)  The definition of "Outside Completion Date" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Outside Completion Date " means December 18, 2001.

          (f)    The definition of "Participants" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Participants " means, collectively, the Tranche A1 Participant, the Tranche A2 Participants, Tranche A3 Participant, the Tranche B Participants, the Tranche C Equity Participants and, solely for the specific purposes set forth in the Operative Documents, the Tranche ADC Participant.

          (g)  The definition of "Required Participants" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Required Participants " means, as of the date of the determination, holders of Certificates (but excluding the ADC Certificate) representing more than two-thirds of the then outstanding Lease Balance (excluding the Tranche ADC Participant Balance).

          (h)  The definition of "Residual Value Guarantee Amount" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Residual Value Guarantee Amount " means an amount equal to 88.00% of the aggregate Advances Funded by the Participants less any Loan to Value Optional Prepayments or Base Term Commencement Date Rent Prepayment Amount made, but in no event less than the aggregate outstanding Certificate Amounts of the Tranche A Participants on the Expiration Date provided however, that (i) if a Construction Agency Event of Default has occurred and Lessee has paid Prepaid Rent, or (ii) if any amount has been capitalized pursuant to clause (ii) of Section3.5 of the Participation Agreement, then the Residual Value Guarantee Amount shall be recomputed such that (a) Lessee is not deemed under GAAP to be the owner of the Premises prior to Completion, and (b) from Lessee's perspective the Lease qualifies as an operating lease in accordance with GAAP in effect on the date of the Participation Agreement.

          (i)    The definition of "Applicable Lending Office" appearing in Appendix 1 to the Participation Agreement is hereby amended by adding immediately after the reference to "for each Participant" therein the following: "(other than the Tranche ADC Participant)".

          (j)    The definition of "Improvements" appearing in Appendix 1 to the Participation Agreement is hereby amended by adding to the end immediately after the word "Land" and before the period the following: "and all Furniture and Equipment".

          (k)  The definition of "Indemnitee" appearing in Appendix 1 to the Participation Agreement is hereby amended by adding immediately after the reference to "that in no event shall Lessee" therein the following: ", the Tranche ADC Participant"

          (l)    The definition of "Operative Documents" appearing in Appendix 1 to the Participation Agreement is hereby amended by (A) deleting the "and" at the end of clause i) thereof, (B) replacing the period at the end of clause j) thereof with ";" and (C) adding to such definition immediately after clause j) thereof the following new clauses k) and l) as follows: "k) Pledge Agreement; and l) Custody Agreement."

          (m)  The definition of "Supplemental Rent" appearing at Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Supplemental Rent " means any and all amounts, liabilities and obligations other than Basic Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Agent, any Participant or any other Person, including without limitation, Fees, Break Costs, Construction Recourse Amount, Residual Value Guarantee Amount, Purchase Amount, Loan to Value Optional Rent Prepayment any Lease Balance, Base Term Commencement Date Rent Prepayment Amount, Tranche ADC Purchase Price and any Additional Costs.

          (n)  Appendix I to the Participation Agreement is hereby amended by adding thereto the following new terms in proper alphabetical order:

            "ADC Certificate" means the Certificate issued to Lessee pursuant to Section 8.21 of the Participation Agreement.

            " Adjusted Additional Commitment Amount " means the amount that (i) the Lease Balance, determined as of the Base Term Commencement Date and after giving effect to all Advances made during the Commitment Period, exceeds (ii) One Hundred Twenty Million Dollars ($120,000,000).

            " Applicable Tranche Obligations " is defined at Section 1 of the Pledge Agreement.

            " Base Term Commencement Date Rent Prepayment Amount " means a payment of Supplemental Rent in an amount equal to the Adjusted Additional Commitment Amount.

            " Custodian " means LaSalle Bank N.A., in its capacity as Custodian under the Custody Agreement, or such other financial institution satisfactory to each Secured Party (as defined in the Pledge Agreement) and, so long as no Default is continuing, reasonably satisfactory to Lessee, which may from time to time be acting in such capacity.

            " Custody Agreement " means the letter agreement, dated as of the Third Amendment Effective Date, by and among Lessee, Agent Lessor and the Custodian.

            " Enhancer Collateral " means Treasury Securities.

            " Enhancer Collateral Account " is defined in Section 8.20(a) of the Participation Agreement.

            " Enhancer Collateral Requirement " means $18,870,000.

            " Enhancer Collateral Valuation Date " is defined in Section 8.20(b) of the Participation Agreement.

            " Enhancer Collateral Valuation Notice " means a writing from the third-party out-sourcing pricing service engaged by the Custodian to value the Enhancer Collateral then on deposit in the Enhancer Collateral Account (which value shall be determined by obtaining real-time price quotes from various sources, including active market-makers and inter-dealer brokers), setting forth the determination of the aggregate value of the Enhancer Collateral then on deposit in the Enhancer Collateral Account, or, in the event that the Custodian does not so engage a third-party pricing service, "Enhancer Collateral Valuation Notice" shall mean such a writing from the Custodian.

            " Enhancer Collateral Value " means the Market Value of the Enhancer Collateral.

            " Furniture and Equipment " means that certain personal property of Lessee funded by the Participants and more completely described on Exhibit A hereto.

            " Market Value " means, in respect of any Enhancer Collateral (other than cash in the Account which cash shall be valued in the amount thereof) on any date, the value of such Enhancer Collateral as set forth in the Enhancer Collateral Valuation Notice delivered to Agent Lessor pursuant to Section 8.20 of the Participation Agreement on or most recently prior to such date (the determination of which value shall be subject to verification by Agent Lessor), provided that if (i) on any Enhancer Collateral Valuation Date, no Enhancer Collateral Valuation Notice has been received by Agent Lessor in respect of such Enhancer Collateral Valuation Date, or (ii) on any date, other than an Enhancer Collateral Valuation Date, no Enhancer Collateral Valuation Notice has been received by Agent Lessor in respect of the Enhancer Collateral Valuation Date (if any) immediately preceding such date, the "Market Value" of such Enhancer Collateral on such Enhancer Collateral Valuation Date or such other date, as the case may be, shall be the closing price for such Enhancer Collateral on the Business Day immediately preceding such Enhancer Collateral Valuation Date or such other date, as the case may be, as reported in such generally recognized third party pricing source selected in good faith by Agent Lessor (plus, in the case of the determination of "Market Value" pursuant to this proviso, accrued and unpaid interest and principal to the extent not included therein).

            " Maximum Amount " is defined at Section 1 of the Pledge Agreement.

            " Pledge Agreement " means the Pledge and Security Agreement, dated as of the Third Amendment Effective Date, by and between Lessee and Agent Lessor.

            " Pledged Collateral " is defined in Section 2 of the Pledge Agreement.

            " Required Secured Parties " means, as of the date of determination, Secured Parties holding Certificates representing more than two-thirds (2/3) of the Applicable Tranche Obligations.

            " Secured Amounts " is defined in Section 1 of the Pledge Agreement.

            " Secured Parties " is defined at Section 1 of the Pledge Agreement.

            " Selling Tranche A Participants " is defined at Section 8.21 of the Participation Agreement.

            " Senior Liabilities " means all obligations of Lessee or Agent Lessor, and all amounts due and payable, to the Tranche A Participants, the Purchasers, the Tranche B Participants and, if an Insolvency Event has occurred, the Tranche C Equity Participants.

            " Third Amendment Effective Date " means October 31, 2001.

            " Tranche ADC Participant " means Lessee in its capacity as holder of the ADC Certificate.

            " Tranche ADC Participant Balance " means as of any date of determination, an amount equal to the sum of the outstanding Certificate Amount of the Tranche ADC Participant.

            " Tranche ADC Purchase Price " is defined at Section 8.21 of the Participation Agreement.

            " Tranche A1 Obligations " is defined in Section 1 of the Pledge Agreement.

            " Tranche A2 Obligations " is defined in Section 1 of the Pledge Agreement.

            " Tranche A3 Obligations " is defined in Section 1 of the Pledge Agreement.

            " Tranche B Obligations " is defined in Section 1 of the Pledge Agreement.

            " Tranche C Equity Obligations " is defined in Section 1 of the Pledge Agreement.

            " Treasury Securities " means United States Treasury obligations maturing within one year after the date of purchase thereof.

        SECTION 1.23 Certain Duties and Responsibilities of Agent Lessor . Section 7.3 of the Lease is hereby amended by adding immediately after the reference to "Collateral" therein the phrase "or the Pledged Collateral".

        SECTION 1.24 Lease Events of Default . Section 16.1(h) of the Lease is hereby amended by (a) replacing the period at the end of clause (h) thereof with "; or" and (b) adding immediately after clause (h) thereof the following new clause (i):

          "(i) the failure of Lessee, for any reason, to pay the Tranche ADC Purchase Price or the Base Term Commencement Date Rent Prepayment Amount on the Base Term Commencement Date to the Selling Tranche A Participants."

        SECTION 1.25 Lease Remedies . Section 16.2 of the Lease is hereby amended by (a) deleting the "or" at the end of clause (g) thereof, (b) replacing the period at the end of clause (h) thereof with "; or" and (c) adding immediately after clause (h) thereof the following new clause (i):

          "(i) Agent Lessor may exercise any and all rights and remedies that may be available to it under the Pledge Agreement."

        SECTION 2. AMENDMENT FEE. Lessee agrees to pay to the Administrative Agent on the date hereof for the pro-rata benefit of the Participants an amendment fee (the " Amendment Fee ") in an amount equal to $150,000.

        SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date hereof upon the satisfaction of each of the following conditions precedent:

          (a)  The Agent Lessor shall have received this Amendment, the Pledge Agreement and the Custody Agreement, each duly executed by each of the parties thereto.

          (b)  The Administrative Agent shall have received, on behalf of the Participants, payment of the Amendment Fee.

          (c)  Each of the Participants and the Agent Lessor shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of (i) this Amendment, (ii) the Pledge Agreement, (iii) the Custody Agreement and (iv) each other document, instrument and UCC financing statement executed and delivered in connection herewith or therewith (the items in clauses (i), (ii) and (iii), collectively, the " Third Amendment Documents ") to the extent each of the Participants or the Agent Lessor or their respective counsel may reasonably request.

          (d)  Legal matters incident to the execution and delivery of the Third Amendment Documents shall be satisfactory to each of the Participants and the Agent Lessor and their respective counsel.

          (e)  The Participants shall have obtained an appraisal in form and substance satisfactory to each of the Participants which shall establish (by the use of appraisal methods satisfactory to the Participants) that the "as-built" Fair Market Value of the Financed Improvements (assuming the Substantial Completion of the Financed Improvements in accordance with the Approved Plans and Specifications and for the amounts set forth in the Approved Construction Budget delivered by the Lessee pursuant to clause (i) of this Section 3 ) as of the Estimated Completion Date and as of the last day of the Base Term and each Lease Renewal Term is equal to at least $137,000,000 (the " Appraisal "). The Appraisal shall assume that all of the Financed Improvements shall have been completed in a good and workmanlike manner, in compliance with Applicable Laws.

          (f)    Agent Lessor shall have received from the Title Insurance Company either a new or revised Owner's Policy and Lenders' Policy, in each case (i) reflecting an amount equal to $137,000,000, (ii) except in the case of clause (i) , meeting the requirements of Section 6.1(o) of the Participation Agreement and (iii) otherwise acceptable in form and substance to Agent Lessor.

          (g)  Lessee shall have provided to Agent Lessor evidence satisfactory to Agent Lessor that Lessee is in compliance with its obligations under Section 13.1(d) of the Lease. For purposes of this clause (g) , Aggregate Commitment Amount, as such term is used in Section 13.1(d) of the Lease, shall have the meaning set forth in Section 1.22(a) of this Amendment.

          (h)  Lessee shall have delivered Treasury Securities to the Custodian pursuant to and in accordance with the requirements of Section 8.20 of the Participation Agreement (as amended hereby).

          (i)    Not less than ten Business Days prior to the first Advance Date immediately following the date hereof, Lessee shall have delivered to Agent Lessor and each Participant a revised Approved Construction Budget, which shall be in form and substance satisfactory to the Participants.

          (j)    Agent Lessor shall have received (i) the Amendment to Memorandum of Lease, Mortgage and Security Agreement dated as of the date hereof (the " Modification "), duly executed by each of the parties thereto and amendments to the financing statements to reflect the Furniture and Equipment, and (ii) evidence of the recording of the Modification in the office of the Registrar of Titles for Hennepin County, Minnesota and the filing of the amended financing statements in the office of the Registrar of Titles for Hennepin County, Minnesota and in the office of the Secretary of State of Minnesota. Lessee hereby approves the form of each amendment to the financing statements and authorizes Agent Lessor to file such amendments with the appropriate filing offices.

          (k)  Each Participant shall have received a new original Certificate, evidencing the amendments set forth in Sections 1.8 and 1.10 hereof, duly executed by Lessee, authenticated by Agent Lessor and registered in such Participant's name.

          (l)    Lessee shall have delivered to Agent Lessor (i) opinions of Dorsey & Whitney LLP, special counsel to Lessee, and Jeffrey D. Pflaum, general counsel of Lessee, as to matters set forth in Exhibit A hereto, and (ii) an opinion of Dorsey & Whitney LLP, special counsel to Lessee, addressing perfection, lien and security interest matters in respect of the Pledged Collateral (which opinion may be included in the opinion of Dorsey & Whitney LLP described in clause (i) ), each of which opinions shall be reasonably acceptable in form and substance to the Participants.

        SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the parties hereto hereby represents and warrants that (a) the execution, delivery and performance of each Third Amendment

Document to which it is a party has been duly authorized by such party, (b) the person executing each Third Amendment Document to which it is a party on its behalf has been duly authorized to act on its behalf, (c) each Third Amendment Document to which it is a party constitutes its legal, valid, binding and enforceable agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting the rights of creditors generally, and (d) its entry into each Third Amendment Document to which it is a party will not violate any agreement, law, rule or regulation by which it is bound or by which any of its assets are affected. In order to induce the Participants and the Agent Lessor to execute and deliver each Third Amendment Document to which it is a party, Lessee hereby represents to each of the Participants and the Agent Lessor that, as of the date hereof, (i) the representations and warranties set forth in Section 7.2 of the Participation Agreement are and shall be and remain true and correct, (ii) Lessee is in full compliance with all of the terms and conditions of each Operative Document and Third Amendment Document to which it is a party, (iii) no Default or Event of Default has occurred and is continuing or shall result after giving effect to each Third Amendment Document and (iv) the Agent Lessor (for the benefit of the Secured Parties) has a valid and enforceable first priority Lien on and security interest in the Pledged Collateral (as defined in Section 1.22(n) hereof) free and clear of all other Liens.

        SECTION 5. MISCELLANEOUS.

        SECTION 5.1 Continuing Effectiveness, etc . This Amendment shall be deemed to be an amendment to the Participation Agreement and the Lease, and the Participation Agreement and the Lease, as amended hereby, and each other Operative Document, shall remain in full force and effect and are hereby ratified, approved and confirmed in each and every respect. On and after the date hereof, all references to the "Participation Agreement" and the "Lease" in the Operative Documents or in any other document, instrument, certificate, agreement, opinion or writing shall be deemed to refer to the Participation Agreement and the Lease, as the case may be, as amended hereby. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any provision of, or any right, power or remedy of any party hereto under, any Operative Document.

        SECTION 5.2 Severability . Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 5.3 Headings . The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

        SECTION 5.4 Execution in Counterparts . This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        SECTION 5.5 Governing Law . THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, written or oral, with respect thereto.

        SECTION 5.6 Successors and Assigns . This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        SECTION 5.7 Fees and Expenses . Lessee agrees to pay on demand all costs and expenses of or incurred by each of the other parties hereto in connection with the negotiation, preparation, execution and delivery of each Third Amendment Document, including the fees and expenses of counsel for the Agent Lessor, as well as all recording and filing fees and taxes with respect to the filings and recordings made pursuant to Section 3(j) hereof.

        [signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ADC TELECOMMUNICATIONS, INC., as Lessee
By:	/s/ GOKUL V. HEMMADY

Name:	Gokul V. Hemmady

Title:	Vice President and Treasurer

LEASE PLAN NORTH AMERICA, INC., not in its individual capacity, except as expressly stated in the Participation Agreement, but solely as Agent Lessor
By:	/s/ BLAKE J. LACHER

Name:	Blake J. Lacher

Title:	Vice President

AMSTERDAM FUNDING CORPORATION, as a Participant
By:	/s/ KEVIN P. BURNS

Name:	Kevin P. Burns

Title:	Vice President

ABN AMRO BANK N.V., as a Participant
By:	/s/ BLAKE J. LACHER

Name:	Blake J. Lacher

Title:	Vice President

By:	/s/ ELIZABETH M. WALKER

Name:	Elizabeth M. Walker

Title:	Vice President

QuickLinks

THIRD AMENDMENT TO PARTICIPATION AGREEMENT AND LEASE